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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 1, 2001


                        LEVEL JUMP FINANCIAL GROUP, INC.


             (Exact name of registrant as specified in its charter)


             Florida                                        1-12023
(State or other jurisdiction of incorporation)       (Commission File No.)


         30 Broad Street
         28th Floor
         New York, New York                               10004
(Address of principal executive offices)              (Postal Code)


        Registrant's telephone number, including area code:(212) 344-5867


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Item 1. Changes in Control of Registrant

         On November 2, 2000, a group of eight shareholders including the four current directors of Level Jump Financial Group, Inc. (the "Company") contracted to sell 5,949,750 outstanding shares of common stock of the Company to Jacob International Inc., a Wyoming corporation (the "Purchaser"), in a private sale. The sale was consummated as of February 15, 2001. The stock represents approximately 67% of the outstanding common stock of the Company on the date of this report.

         In connection with the sale of the shares, Messrs. Marc Harris Nathan, Robert E. Singer and Ms. Debra J. Hite-Gilbert will be appointed directors by the existing board of directors. After the appointment, the existing directors will resign. Mr. Singer also will be appointed the president of the Company and Mr. Nathan also will be appointed the secretary and treasurer of the Company. The change of the directors and officers will be effective after compliance with Rule 14(f) of the Securities Exchange Act of 1934. Mr. Nathan controls Jacob International Inc.


Item 7.  Financial Statement and Exhibits

         None



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                                 SIGNATURE PAGE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LEVEL JUMP FINANCIAL GROUP, INC.



                                              /s/ Brice Scheschuk
                                            --------------------------------
                                            Name:  Brice Scheschuk
                                            Title: Secretary


Date: February 15, 2001